Exhibit 99.1

MRV Announces $10 Million Share Repurchase Authorization;

Special Cash Dividend of $0.07 per Share of Common Stock; and

One-For-Twenty Reverse Split of its Common Stock

CHATSWORTH, Calif., December 3, 2012 — MRV Communications, Inc. (OTCQB: MRVC) (“MRV” or the “Company”), a leading provider of optical communications network infrastructure equipment and integration and managed services, today announced:

•                  The authorization for share repurchases of up to $10 million,

•                  A declaration of a special cash dividend of $0.07 per share of Common Stock, and

•                  A one-for-twenty reverse stock split.

“MRV continues to execute on its strategy to maximize value for its stockholders and drive long-term growth of its core business, Optical Communications Systems,” said Kenneth Traub, Chairman of MRV’s Board of Directors. “We are pleased that the recent closing of the sale of two of our non-core European subsidiaries has fortified our balance sheet, enabling us to return excess capital to stockholders while continuing to invest in strengthening and expanding OCS.”

Barry Gorsun, chief executive officer of the Company, added, “OCS’s technology platform is well positioned in the optical transport, carrier Ethernet, mobile backhaul, data center and cloud computing markets and we are committed to continuing investing in and supporting a product road map that will capitalize on our strengths in serving these growing markets.”

Share Repurchase Authorization

MRV’s Board of Directors has authorized a share repurchase program for up to $10 million. The stock repurchase program will be operated in accordance with the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In connection therewith, MRV is entering into a stock repurchase plan under Rule 10b5-1 of the Exchange Act to facilitate the repurchase of its Common Stock. Purchases of Common Stock will be subject to terms set forth in the Rule 10b5-1 plan and certain price, volume and timing constraints. Accordingly, there can be no assurance as to how many shares will be purchased.

The plan expires on December 31, 2013 or may be suspended or discontinued at any time, without prior notice. The funding for the repurchase is available from existing cash on hand. A plan under Rule 10b5-1 of the Exchange Act allows a company to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. A broker selected by MRV will have the authority under the terms and limitations specified in the plan to repurchase shares on MRV’s behalf in accordance with the terms of the plan.

Cash Dividend

MRV’s Board of Directors has declared a special cash dividend on the Company’s Common Stock of $0.07 per share, payable December 21, 2012 to stockholders of record as of the close of business on December 14, 2012. The aggregate amount of payment to be made in connection with this special dividend will be approximately $11 million.

Reverse Stock Split

The Board of Directors has also approved a 1-for-20 reverse stock split of the Company’s issued and outstanding Common Stock, and a decrease in the number of authorized shares of the Company’s Common Stock as allowed by MRV’s stockholders at its annual meeting of stockholders on October 11, 2012. The reverse stock split will be effective at 5:00 p.m. Eastern time on December 26, 2012, and the Common Stock will trade on a split-adjusted basis on the OTCQB Marketplace commencing on the open of trade on December 27, 2012.

Each stockholder’s relative percentage ownership interest in the Company will remain substantially unchanged after the reverse stock split. In addition, the rights and privileges of the holders of the Company’s Common Stock are unaffected by the reverse stock split. The reverse stock split will be made pursuant to a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation filed with the State of Delaware.

Once the reverse stock split is effective, every 20 shares of the Company’s issued and outstanding Common Stock will be converted into one share of Common Stock. No fractional shares of Common Stock will be issued in connection with the reverse stock split, and any fractional shares will be paid in cash based on the average of the high and low trading prices of the Common Stock during the regular trading hours for the five trading days immediately preceding December 26, 2012. The reverse stock split will reduce the number of shares of issued and outstanding Common Stock from approximately 152.8 million pre-split to approximately 7.6 million post-split. Additionally the number of authorized shares of Common Stock will be reduced from 320 million to 16 million. The same adjustment will be made to options held by the Company’s option holders and restricted stockholders, and a corresponding reduction will be made to authorized available shares under the Company’s 2007 Omnibus Incentive Plan. The reverse stock split will have no effect on the Company’s authorized shares of preferred stock.

Stockholders of record as of the effective date who hold their shares in certificate form will receive a letter of transmittal shortly after December 26, 2012, providing for the exchange of their certificates.

About MRV Communications, Inc.

MRV Communications, Inc. is a leading global provider of carrier Ethernet, wavelength division multiplexing optical transport, infrastructure management equipment and solutions, as well as network integration and managed services. MRV’s solutions enable the delivery and provisioning of next-generation optical transport and carrier Ethernet services over any fiber infrastructure. MRV provides equipment and services worldwide to telecommunications service providers, enterprises and governments, enabling network evolution and increasing efficiency, while reducing complexity and costs. Through its subsidiaries, MRV operates development centers in North America and Europe, along with support centers and sales offices around the world. For more information about MRV, visit http://www.mrv.com.

Forward Looking Statements

This press release may contain statements regarding future financial and operating results of MRV, management’s assessment of business trends, and other statements about management’s future expectations, beliefs, goals, plans or prospects and those of the market segments in which MRV is engaged that are based on management’s current expectations, estimates, forecasts and projections about MRV and its consolidated businesses and the respective market segments in which MRV’s businesses operate, in addition to management’s assumptions. Statements in this press release regarding MRV’s future financial and operating results, which are not statements of historical facts, constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “envisions,” “estimates,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “could,” “forecasts,” “projects,” variations of such words and similar expressions, are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance nor guarantees that the events anticipated will occur or expected conditions will remain the same or improve. These statements involve certain risks, uncertainties and assumptions, the likelihood of which are difficult to assess and may not occur, including risks that each of its business segments may not make the expected progress in its respective market, or that management’s long-term strategy may not achieve the expected results. Therefore, actual outcomes, performance and results may differ from what is expressed or forecast in such forward-looking statements, and such differences may vary materially from current expectations.

For further information regarding risks and uncertainties associated with MRV’s businesses, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2011, and its quarterly report on Form 10-Q for the quarter ended September 30, 2012, copies of which may be obtained by contacting MRV’s investor relations department or by visiting MRV’s website at http://www.mrv.com or the SEC’s EDGAR website at http://www.sec.gov.

All information in this release is as of December 3, 2012 unless otherwise stated. MRV undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MRV’s expectations.

Contact:

Investor Relations:
MRV Communications, Inc.
(818) 886-MRVC (6782)
ir@mrv.com

or

Media Relations:
MRV Communications, Inc.
pr@mrv.com